Exhibit 10.40

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (this “Agreement”) is entered into as of                      , 2015 by and between InfraREIT, Inc., a Maryland corporation (the “Purchaser”), and Westwood Trust, as Trustee of the Excess Shares Trust (the “Trust”).

WHEREAS, this Agreement is being entered into in connection with the Merger and Transaction Agreement, dated as of                     , 2015, by and among the Purchaser, InfraREIT, L.L.C. (“InfraREIT LLC”), and InfraREIT Partners, LP (as the same may be amended, modified or supplemented from time to time, the “Merger Agreement”), pursuant to which, among other things, InfraREIT LLC will be merged with and into the Purchaser, with InfraREIT Inc. as the surviving entity in the merger (the “Merger”);

WHEREAS, the Trust currently holds             limited liability company interests (the “Shares”) of InfraREIT LLC, which are classified as common shares in the Amended and Restated Limited Liability Company Agreement of InfraREIT LLC, dated as of November 23, 2010 (the “LLC Agreement”);

WHEREAS, pursuant to Section 6.18 of the LLC Agreement, InfraREIT LLC has accepted the offer to purchase the Shares at a price of $        per share by delivery to the Trust of a notice of acceptance (“Notice of Acceptance”) dated January     , 2015 (the “Acceptance Date”); and

WHEREAS, in satisfaction of InfraREIT LLC’s obligations under the Notice of Acceptance, the Purchaser (as successor in interest to InfraREIT LLC) desires to purchase the Shares from the Trust, and the Trust desires to sell the Shares to the Purchaser.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Purchase and Sale of Shares

Section 1.1 Sale of Shares. Upon the terms and conditions of this Agreement, the Purchaser agrees to purchase from the Trust at the ES Purchase Effective Time (as defined below) and the Trust agrees to sell to the Purchaser at the ES Purchase Effective Time all Shares owned by the Trust as of the ES Purchase Effective Time for the sales price of $             per Share. The purchase of the Shares pursuant to this Agreement shall be deemed to satisfy InfraREIT LLC’s acceptance of the offer to purchase such Shares pursuant to the Notice of Acceptance.

Section 2.2 Effective Time. The closing of the purchase and sale of the Shares hereunder (the “Closing”) shall occur concurrently with and shall be conditioned upon the consummation of the Merger (the “ES Purchase Effective Time”).

Section 2.3 Delivery. At the Closing, the Trust shall deliver to the Purchaser the certificates representing the Shares held by the Trust and appropriate share transfer forms or stock powers executed in blank, against payment by the Purchaser of the sale price for the Trust’s Shares by delivering to the Trust a promissory note in the principal aggregate amount of $66,517,480 substantially in the form attached hereto as Exhibit A.

ARTICLE III

Miscellaneous

Section 3.1 Termination. If the Merger shall not have occurred within 10 business days of the date of this Agreement, this Agreement shall automatically terminate and be of no further force and effect.

Section 3.2 Further Assurances. Each of the parties hereto will take all such lawful action as may be necessary or appropriate to effect the transactions described in this Agreement.

Section 3.3 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 3.4 Amendments; Waiver. This Agreement may be amended, modified or supplemented only by a written instrument signed by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be valid and enforceable unless such waiver is in writing and signed by the party to be charged, and, unless otherwise stated therein, no such waiver shall constitute a waiver of any other provision hereof (whether or not similar) or a continuing waiver.

Section 3.5 No Third-Party Rights. Nothing express or implied in this Agreement is intended or shall be construed to confer on any person other than the parties hereto any rights under this Agreement.

Section 3.6 Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous negotiations, agreements and understandings of the parties.

Section 3.7 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without regard to any conflicts of law provisions that would result in the application of the laws of any other jurisdiction. Any legal action or proceeding between the parties to this Agreement shall be adjudicated solely and exclusively in the state and/or federal courts in Delaware. Each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

Section 3.8 Counterparts. Any number of counterparts hereof may be executed and each such counterpart shall be deemed to be an original instrument. A signature delivered by facsimile or other means of electronic transmission shall be deemed to constitute an original signature.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

INFRAREIT, INC.

By:
Name:
Title:

Signature Page to Trust Share Purchase Agreement

WESTWOOD TRUST, as Trustee

By:
Name:
Title:

Signature Page to Trust Share Purchase Agreement

EXHIBIT A

Form of Promissory Note